Exhibit 10.5

STOCKHOLDERS’ AGREEMENT

This Stockholders’ Agreement (this “Agreement”) is made as of May 6, 2021, by and among ESS Tech, Inc., a Delaware corporation (the “Company”), SB Energy Global Holdings One Ltd., a United Kingdom Limited corporation (the “SBE Stockholder”) and Breakthrough Energy Ventures, LLC, a Delaware limited liability company (the “BEV Stockholder”) (collectively, together with any individual or entity who hereafter becomes a party to this Agreement pursuant to Section 13, the “Parties” and each a “Party”).

RECITALS

WHEREAS, the Company has entered into that certain Agreement and Plan of Merger, dated as of May 6, 2021 (as it may be amended or supplemented from time to time, the “Merger Agreement”), by and among the Company, ACON S2 Acquisition Corp. and SCharge Merger Sub, Inc.;

WHEREAS, in connection with the Merger Agreement and the transactions contemplated therein (the “Transactions”), the Company and the Parties have entered into a Registration Rights Agreement, dated as of the date hereof (as it may be amended, restated or supplemented from time to time, the “Registration Rights Agreement”); and

WHEREAS, as of immediately following the Closing each of the Parties Beneficially Owns (as defined below) the respective number of shares of Common Stock, par value $0.0001 per share, of the Company (the “Common Stock”), set forth on Annex A hereto.

NOW THEREFORE, in consideration of the foregoing and of the promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Definitions. Capitalized terms used herein but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings indicated when used in this Agreement with initial capital letters:

“Affiliate” has the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

“Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act; provided, that solely for purposes of (a) Section 3.a.i and Section 13.b solely with respect to the SBE Stockholder, and (b) solely for purposes of Section 3.a.ii and Section 13.b solely with respect to the BEV Stockholder, “Beneficially Own” has the meaning set forth in Section 16a-1(a)(2) of the Exchange Act. “Beneficially Owns,” “Beneficially Owned,” and “Beneficial Ownership” shall have correlative meanings.

“Necessary Action” means, with respect to any Party and a specified result, all actions (to the extent such actions are not prohibited by applicable law and within such Party’s control, and in the case of any action that requires a vote or other action on the part of the Board, to the extent such action is consistent with fiduciary duties that the Company’s directors may have in such capacity) necessary or desirable to cause such result, including (i) calling special meetings of stockholders, (ii) voting or providing a written consent or proxy, if applicable in each case, with respect to all Voting Shares, (iii) causing the adoption of stockholders’ resolutions and amendments to the Organizational Documents, (iv) executing agreements and instruments, (v) making, or causing to be made, with Governmental Authorities, all filings, registrations or similar actions that are required to achieve such result and (vi) nominating certain Persons for election to the Board in connection with the annual or special meeting of stockholders of the Company.

“Organizational Documents” means (i) the certificate of incorporation of the Company, as in effect on the Closing Date, as the same may be amended or restated from time to time, and (ii) the bylaws of the Company, as in effect on the Closing Date, as the same may be amended from time to time.

“Voting Shares” means all securities of the Company that may be voted in the election of the Company’s directors that are Beneficially Owned by such Party, including any and all securities of the Company acquired and held in such capacity subsequent to the date hereof.

2. Agreement to Vote. Each Party, severally and not jointly, agrees with the Company to, from the date hereof until the date on which such Party no longer has the right to designate a director to the Board under this Agreement, cause all Voting Shares such Person has the right to vote as of the applicable record date, to be present in person or by proxy for quorum purposes and to be voted (to the extent not prohibited by the Organizational Documents) at any meeting of stockholders or at any adjournments or postponements thereof, and to consent in connection with any action by written consent in lieu of a meeting in favor of each director nominated in accordance with Section 3.a for election at any such meeting or through any such written consent. Each Party, severally and not jointly, agrees with the Company not to take, directly or indirectly, any action (a) to remove any director (other than a director nominated by such person) from office unless such removal is for cause or if the applicable Party nominating such director is no longer entitled to nominate such director pursuant to Section 3.a, or (b) that would frustrate, obstruct or otherwise affect the provisions of this Agreement and the intention of the parties hereto with respect to the composition of the Board as herein stated.

3. Board of Directors.

a. Board Representation. Each Party, severally and not jointly, agrees with the Company to take all Necessary Action to cause those individuals to be nominated in accordance with this Article 3, initially:

i. one of whom (the “SBE Designee”) has been nominated by the SBE Stockholder, who shall initially be Rich Hossfeld, and thereafter designated pursuant to this Section 3.a.i or Section 3.d.ii, as applicable; provided, further, that only for so long as the SBE Stockholder Beneficially Own a number of Voting Shares representing at least five percent (5%) of the total outstanding Voting Shares, the Company shall, and the Parties shall, take all Necessary Action to include in the slate of nominees recommended by the Board for election as directors at each applicable annual or special meeting of stockholders of the Company, including at every adjournment or postponement thereof, at which directors are to be elected, the SBE Designee; provided, further, that, notwithstanding anything in this Agreement to the contrary, after the SBE Stockholder is no longer entitled to designate the SBE Designee as a result of a reduction in the percentage of Voting Shares Beneficially Owned by the SBE Stockholder below five percent (5%), the SBE Stockholder cannot subsequently re-gain the right to designate an SBE Designee as a result of the acquisition of Beneficial Ownership of additional Voting Shares by the SBE Stockholder; and

ii. one of whom (the “BEV Designee”) has been nominated by the BEV Stockholder, who shall initially be Kyle Teamey, and thereafter designated pursuant to this Section 3.a.ii or Section 3.d.iii, as applicable; provided that only for so long as the BEV Stockholder Beneficially Own a number of Voting Shares representing at least five percent (5%) of the total outstanding Voting Shares, the Company shall, and the Parties shall, take all Necessary Action to include in the slate of nominees recommended by the Board for election as directors at each applicable annual or special meeting of stockholders of the Company, including at every adjournment or postponement thereof, at which directors are to be elected, the BEV Designee; provided, further, that, notwithstanding anything in this Agreement to the contrary, after the BEV Stockholder is no longer entitled to designate the BEV Designee as a result of a reduction in the percentage of Voting Shares Beneficially Owned by the BEV Stockholder below five percent (5%), the BEV Stockholder cannot subsequently re-gain the right to designate a BEV Designee as a result of the acquisition of Beneficial Ownership of additional Voting Shares by the BEV Stockholder.

b. Decrease in Designees.

i. Upon any decrease in the number of directors that the SBE Stockholder or the BEV Stockholder is entitled to designate for nomination to the Board, the SBE Stockholder or the BEV Stockholder, as applicable, shall take all Necessary Action to cause the appropriate number of Designees to offer to tender their resignation, effective as of the next annual meeting of stockholders of the Company. Any Designee resigning pursuant to this Section 3.b shall be permitted to continue serving as a director until the next annual meeting of stockholders of the Company.

ii. If as a result of the provisions of Section 3.a.i or (ii) there are seats on the Board for which none of the SBE Stockholder or the BEV Stockholder have the right to designate a director, the selection of such director shall be conducted in accordance with applicable law and with the Organizational Documents of the Company, and the other corporate governance documents of the Company. Notwithstanding the foregoing, the Nominating and Corporate Governance Committee of the Board may, in its sole discretion and with the express written consent of such individual, recommend for nomination an SBE Designee or a BEV Designee that has tendered his or her resignation pursuant to this Section 3.

c. Resignation; Removal; Vacancies.

i. Any director may resign at any time upon written notice to the Board.

ii. (A) the SBE Stockholder shall have the exclusive right to remove the SBE Designee from the Board for a reason other than for cause, and the Company and the Parties shall take all Necessary Action to cause the removal of any such SBE Designee at the written request of the SBE Stockholder and (B) the SBE Stockholder shall have the exclusive right, in accordance with Subsection 3.a.i, to designate a director for election to the Board to fill a vacancy created by reason of death, removal, disqualification or resignation of the SBE Designee, and the Company and the Parties shall take all Necessary Action to cause any such vacancies to be filled by a replacement SBE Designee as promptly as reasonably practicable. Notwithstanding anything to the contrary in this Subsection 3.c.ii, the SBE Stockholder shall not have the right to designate a replacement SBE Designee, and the Company and the Parties shall not be required to take any action to cause any vacancy to be filled by any such SBE Designee, to the extent the SBE Stockholder is no longer entitled to designate a nominee for membership on the Board pursuant to Subsection 3.a.i of this Agreement.

iii. (A) The BEV Stockholder shall have the exclusive right to remove the BEV Designee from the Board for a reason other than for cause, and the Company and the Parties shall take all Necessary Action to cause the removal of any such BEV Designee at the written request of the BEV Stockholder and (B) the BEV Stockholder shall have the exclusive right, in accordance with Subsection 3.a.ii, to designate a director for election to the Board to fill a vacancy created by reason of death, removal, disqualification or resignation of the BEV Designee, and the Company and the Parties shall take all Necessary Action to cause any such vacancies to be filled by a replacement BEV Designee as promptly as reasonably practicable. Notwithstanding anything to the contrary in this Subsection 3.c.iii, the BEV Stockholder shall not have the right to designate a replacement BEV Designee, and the Company and the Parties shall not be required to take any action to cause any vacancy to be filled by any such BEV Designee, to the extent the BEV Stockholder is no longer entitled to designate a nominee for membership on the Board pursuant to Subsection 3.a.ii of this Agreement.

4. Representations and Warranties of each Party. Each Party on its own behalf hereby represents and warrants to the Company and each other Party, severally and not jointly, as of the date of this Agreement, as follows:

a. Organization; Authority. If such Party is a legal entity, such Party (i) is duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and (ii) has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. If such Party is a natural person, such Party has the legal capacity to enter into this Agreement and perform his or her obligations hereunder. If such Party is a legal entity, this Agreement has been duly authorized, executed and delivered by such Party. This Agreement constitutes a valid and binding obligation of such Party enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

b. No Consent. Except as provided in this Agreement, no consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or other Person on the part of such Party is required in connection with the execution, delivery and performance of this Agreement, except where the failure to obtain such consents, approvals, authorizations or to make such designations, declarations or filings would not materially interfere with a Party’s ability to perform his, her or its obligations pursuant to this Agreement. If such Party is a natural person, no consent of such Party’s spouse is necessary under any “community property” or other laws for the execution and delivery of this Agreement or the performance of such Party’s obligations hereunder. If such Party is a trust, no consent of any beneficiary is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

c. No Conflicts; Litigation. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms hereof, will (A) if such Party is a legal entity, conflict with or violate any provision of the organizational documents of such Party, or (B) violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to such Party or to such Party’s property or assets, except, in the case of clause (B), that would not reasonably be expected to impair, individually or in the aggregate, such Party’s ability to fulfill its obligations under this Agreement. As of the date of this Agreement, there is no Action pending or, to the knowledge of a Party, threatened, against such Party or any of such Party’s Affiliates or any of their respective assets or properties that would materially interfere with such Party’s ability to perform his, her or its obligations pursuant to this Agreement or that would reasonably be expected to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

d. Ownership of Shares. Such Party Beneficially Owns his, her or its Voting Shares free and clear of all Encumbrances. Except pursuant to this Agreement, the Merger Agreement and the Registration Rights Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which such Party is a party relating to the pledge, acquisition, disposition, transfer or voting of Voting Shares and there are no voting trusts or voting agreements with respect to the Voting Shares. Such Party does not Beneficially Own (i) any shares of capital stock of the Company other than the Voting Shares set forth on Annex A and (ii) any options, warrants or other rights to acquire any additional shares of capital stock of the Company or any security exercisable for or convertible into shares of capital stock of the Company, other than as set forth on Annex A (collectively, “Options”).

5. Covenants of the Company.

a. The Company shall: (i) take any and all action reasonably necessary to effect the provisions of this Agreement and the intention of the parties with respect to the terms of this Agreement; (ii) not take any action, including entering into any agreement, that violates or is inconsistent with, or would reasonably be expected to adversely frustrate, obstruct or otherwise affect the rights of the SBE Stockholder under, this Agreement without the prior written consent of the SBE Stockholder; and (iii) not take any action, including entering into any agreement, that violates or is inconsistent with, or would reasonably be expected to adversely frustrate, obstruct or otherwise affect the rights of the BEV Stockholder under, this Agreement without the prior written consent of the BEV Stockholder.

b. The Company shall (i) purchase and maintain in effect at all times directors’ and officers’ liability insurance in an amount and pursuant to terms determined by the Board to be reasonable and customary, (ii) for so long as any director nominated pursuant to this Agreement serves as a director on the Board, maintain such coverage with respect to such director, and (iii) cause the Organizational Documents of the Company (each as may be further amended, modified and/or supplemented) to at all times provide for the indemnification, exculpation and advancement of expenses of all directors of the Company to the fullest extent permitted under applicable law; provided, that upon removal or resignation of any director for any reason, the Company shall take all actions reasonable necessary to extend such directors’ and officers’ liability insurance coverage for a period of not less than six (6) years from any such event in respect of any act or omission occurring at or prior to such event.

c. The Company shall pay all reasonable out-of-pocket expenses incurred by the directors in connection with the performance of his or her duties as a director and in connection with his or her attendance at any meeting of the Board. The Company shall enter into customary indemnification agreements with each director and officer of the Company at the Closing and from time to time thereafter.

6. No Other Voting Trusts or Other Arrangement. Each Party shall not, and shall not permit any entity under Party’s control to (i) deposit any Voting Shares or any interest in any Voting Shares in a voting trust, voting agreement or similar agreement, (ii) grant any proxies, consent or power of attorney or other authorization or consent with respect to any of the Voting Shares or (iii) subject any of the Voting Shares to any arrangement with respect to the voting of the Voting Shares, in each case, that conflicts with or prevents the implementation of this Agreement.

7. Additional Shares. Each Party agrees that all securities of the Company that may vote in the election of the Company’s directors that such Party purchases, acquires the right to vote or otherwise acquires Beneficial Ownership of (including by the exercise or conversion of any security exercisable or convertible for Voting Shares) after the execution of this Agreement shall be subject to the terms of this Agreement and shall constitute Voting Shares for all purposes of this Agreement.

8. No Agreement as Director or Officer. Each Party is signing this Agreement solely in his, her or its capacity as a stockholder of the Company. No Party makes any agreement or understanding in this Agreement in such Party’s capacity as a director or officer of the Company or any of its Subsidiaries (if such Party holds such office). Nothing in this Agreement will limit or affect any actions or omissions taken by a Party in his, her or its capacity as a director or officer of the Company, and no actions or omissions taken in such Party’s capacity as a director or officer shall be deemed a breach of this Agreement. Nothing in this Agreement will be construed to prohibit, limit or restrict a Party from exercising his or her fiduciary duties as an officer or director to the Company or its stockholders.

9. Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured Party for the breach of this Agreement by any party hereto and, accordingly, that this Agreement shall be specifically enforceable, in addition to any other remedy to which such injured Party is entitled at law or in equity, and that any breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each Party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach or an award of specific performance is not an appropriate remedy for any reason at law or equity and agrees that a Party’s rights would be materially and adversely affected if the obligations of the other Parties under this Agreement were not carried out in accordance with the terms and conditions hereof. Each Party further agrees that no Party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtain any remedy referred to in this Section 9, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

10. Termination. Following the Closing, (a) Sections 2, 3, and 5 of this Agreement shall terminate automatically (without any action by any party hereto) on the first date on which no Party has the right to designate a director to the Board under this Agreement; provided, that the provisions in Section 5.b shall survive such termination and (b) the remainder of this Agreement shall terminate automatically (without any action by any party hereto) as to each of the SBE Stockholder, on the one hand, and the BEV Stockholder, on the other hand, when such Party ceases to have the right to designate any directors.

11. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company, the SBE Stockholder and the BEV Stockholder. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

12. Stock Splits, Stock Dividends, etc. In the event of any stock split, stock dividend, recapitalization, reorganization or the like, any securities issued with respect to Voting Shares held by the Parties shall become Voting Shares for purposes of this Agreement. During the term of this Agreement, all dividends and distributions payable in cash with respect to the Voting Shares shall be paid, as applicable, to each of the undersigned Parties and all dividends and distributions payable in Voting Shares shall become Voting Shares for purposes of this Agreement.

13. Assignment.

a. Neither this Agreement nor any of the rights, duties, interests or obligations of the Company hereunder shall be assigned or delegated by the Company in whole or in part.

b. Except as otherwise permitted pursuant to this Agreement, no Party may assign, directly or indirectly, such Party’s rights and obligations under this Agreement, in whole or in part, without the prior written consent of the other Parties; provided, that, each Party shall be entitled to assign (solely in connection with a transfer of Voting Shares) to any of its Affiliates in connection with a transfer of Voting Shares, without such prior written consent, all (but not less than all) of its rights and obligations hereunder; provided, further, that so long as a Party Beneficially Owns any Voting Shares, the obligations set forth in Section 3.a and Section 3.b shall continue to apply to such Party.

c. This Agreement and the provisions hereof shall, subject to Section 13.b, inure to the benefit of, shall be enforceable by and shall be binding upon the respective assigns and successors in interest of the Parties, including with respect to any of such Party’s Voting Shares that are transferred to an Affiliate thereof in accordance with the terms of this Agreement.

d. No assignment in accordance with this Section 13 by any Party hereto (including pursuant to a transfer of any Party’s Voting Shares) of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company or any other Party hereto unless and until each of the other Parties hereto shall have received (i) written notice of such assignment as provided in Section 19 and (ii) the executed written agreement of the assignee, in a form reasonably satisfactory to each of the other Parties hereto, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement) as fully as if it were an initial signatory hereto. Each Party shall not permit the transfer of any such Party’s Voting Shares to an Affiliate thereof unless and until the person to whom such securities are to be transferred has executed a written agreement as provided in clause (ii) of the preceding sentence.

e. Any transfer or assignment made other than as provided in this Section 13 shall be null and void.

14. Other Rights. Except as provided by this Agreement, each Party shall retain the full rights of a holder of shares of capital stock of the Company with respect to the Voting Shares, including the right to vote the Voting Shares subject to this Agreement.

15. Severability. In the event that any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

16. Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT (1) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF DELAWARE AS APPLIED TO AGREEMENTS AMONG DELAWARE RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN DELAWARE AND (2) THE VENUE FOR ANY ACTION TAKEN WITH RESPECT TO THIS AGREEMENT SHALL BE ANY STATE OR FEDERAL COURT IN THE STATE OF DELAWARE.

17. TRIAL BY JURY. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY

APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

19. Notices. Any notices provided pursuant to this Agreement shall be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by electronic mail. Notices provided pursuant to this Agreement shall be provided, (x) if to the Company, in accordance with the terms of the Merger Agreement, (y) if to any other party hereto, to the address or email address, as applicable, of such party set forth on Annex A hereto, or (z) to any other address or email address, as a party designates in writing to the other parties in accordance with this Section 19.

20. Entire Agreement. This Agreement, together with the Merger Agreement, the Ancillary Agreements and the Registration Rights Agreement, constitutes the full and entire understanding and agreement among the parties, and supersedes any prior agreement or understanding among the parties, with regard to the subject matter hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein.

[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

THE COMPANY:

ESS TECH, INC.

By:	/s/ Craig Evans
	Name:	Craig Evans
	Title:	President & Founder

SBE STOCKHOLDER:

SB ENERGY GLOBAL HOLDINGS ONE LIMITED

By:	/s/ Richard Hossfeld
	Name:	Richard Hossfeld
	Title:	Authorized Person

BEV STOCKHOLDER:

BREAKTHROUGH ENERGY VENTURES, LLC

By:	Breakthrough Energy Investments, LLC, its manager

By:	/s/ Carmichael Roberts
	Name:	Carmichael Roberts
	Title:	Managing Director

[Signature Page to Stockholders’ Agreement]

Annex A

Voting Shares